Exhibit 99.3

Consent of Lori-Ann Beausoleil

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-255557) (as amended, the “Registration Statement”) of Oaktree Real Estate Income Trust, Inc. (the “Company”), the undersigned hereby consents to being named and described in the Registration Statement and in any and all amendments or supplements thereto, including any subsequent Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) as a person to become a director of the Company, effective as of the date and time that the SEC declares effective the Registration Statement, and to the filing or attachment of this Consent with such Registration Statement and any amendment or supplement thereto.

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IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 15th day of July, 2021.

/s/ Lori-Ann Beausoleil
Name: Lori-Ann Beausoleil